Exhibit 99.1

Brinks Home SecurityTM Announces Plans to File Form 15 and Deregister

Dallas-Fort Worth, TX – January 25, 2021 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home Security™), (“Brinks Home Security” or the “Company”) (OTC: SCTY), a home security and alarm monitoring company, today announced that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934. The Company intends to file post-effective amendments to its outstanding registration statements on Form S-3 and S-8 to deregister unsold securities thereunder, with the U.S. Securities and Exchange Commission (the “SEC”) no earlier than February 1, 2021. Immediately upon effectiveness of such amendments, the Company intends to file a Form 15 with the SEC. As a result, the Company’s obligation to file current and periodic reports under the Exchange Act will be automatically suspended in accordance with applicable SEC rules.

The Company is deregistering because it believes that its public company reporting requirements do not provide a discernable benefit to the Company and is not in the best long-term interest of its shareholders. Following the delisting, the Company anticipates that its common stock will be quoted on the OTC Pink Open Market (the “Pink Sheets”), a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s common stock. However, the Company can give no assurance that trading in its common stock will continue on the Pink Sheets or any other securities exchange or quotation medium.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures over 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 pandemic, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to Monitronics International, Inc.’s most recent filings with the Securities and Exchange Commission, including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

###

Contact:
    Erica Bartsch
    Sloane & Company
    212-446-1875
    ebartsch@sloanepr.com